EXHIBIT 2.1

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                   KEATING REVERSE MERGER FUND, LLC ("BUYER"),

                   CYBER MERCHANTS EXCHANGE, INC. ("COMPANY"),

                               FRANK YUAN ("YUAN")



                          DATED AS OF NOVEMBER 19, 2004

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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of November 19, 2004, by and among Keating Reverse Merger Fund, LLC, a Delaware limited liability company (the "BUYER"), Cyber Merchants Exchange, Inc., a California corporation (the "COMPANY"), and Frank S. Yuan, an adult resident of the State of California ("Yuan").

                                    RECITALS

         A. The Company currently has 7,472,673 shares of common stock, no par value, issued and outstanding ("COMMON Stock").

         B. Yuan currently owns 2,450,000 shares of the Company's Common Stock.

         C. The Company's board of directors has approved, subject to shareholder approval, a bonus payable to certain current employees and directors of the Company in the form of 1,027,327 restricted shares of the Company's Common Stock ("STOCK BONUS"), which such shares shall not be included in any registration statement of the Company (including any S-8 registration statement) and shall be paid in partial consideration of the cancellation by such employees and directors of certain outstanding stock options issued by the Company.

         D. Following the approval of the Stock Bonus and the issuance of the shares with respect thereto, the Company will have 8,500,000 shares of its Common Stock issued and outstanding.

         E. In connection with the transactions contemplated herein, the Company desires to effect a one-for-eight and one-half (1-for-8.5) reverse stock split with special treatment to preserve round lot stockholders ("REVERSE SPLIT") and to re-incorporate in the state of Nevada ("RE-INCORPORATION"), each as more fully described herein.

         F. Immediately following the Reverse Split and the Re-incorporation, the Company desires to issue 7,000,000 shares of Common Stock ("SHARES") to Buyer, and Buyer desires to purchase the Shares from the Company ("STOCK ISSUANCE"), on the terms and conditions set forth herein.

         G. Following the Stock Issuance, Buyer will own 87.5% of the issued and outstanding shares of the Company's Common Stock on a post-Reverse Split basis.

         H. In connection with the transactions contemplated herein and as a condition to Buyer's purchase of the Shares, the Company will transfer all of the assets and liabilities of the Company (including all pending patents, registered trademarks and the goodwill related to the business of the Company) to ASAP Show, Inc., a Nevada corporation, a wholly owned subsidiary of the Company ("ASAP SUBSIDIARY"), and the ASAP Subsidiary will assume and agree to pay and/or assume any and all liabilities and obligations of the Company, including,

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without  limitation,  any and all obligations of the Company with respect to the
1996, 1999 and 2001 stock option plans of the Company ("OPTION PLANS"), all pursuant to the terms and conditions of a certain asset and liability transfer agreement between the Company and the ASAP Subsidiary ("TRANSFER AGREEMENT").

         I. In connection with the transactions contemplated herein and as a condition to Buyer's purchase of the Shares, following the transfer of the assets and liabilities of the Company to the ASAP Subsidiary, the Company desires to declare a distribution of, and distribute, all the outstanding shares of the ASAP Subsidiary's common stock pro rata to the stockholders of the Company's Common Stock immediately prior to the issuance of Shares to Buyer hereunder, after giving effect to the Reverse Split and the Stock Bonus ("DISTRIBUTION").

         J. The consummation of the transactions under this Agreement and the consummation of the Reverse Split, Re-incorporation, the Transfer Agreement and the Distribution require, and are subject to, the approval of the directors and stockholders of the Company.

         H. As a further condition to Buyer's purchase of the Shares hereunder, the Company, ASAP Subsidiary and Yuan will, at Closing (as defined in Section 1.2) enter into an indemnity agreement in substantially the form attached hereto as EXHIBIT A (the "INDEMNITY AGREEMENT").

         NOW, THEREFORE, in consideration of the above recitals, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                               SALE AND PURCHASE

         1.1 SALE AND PURCHASE OF SHARES.

         At the Closing and subject to and upon the terms and conditions of this Agreement, the Company agrees to sell and issue to Buyer, and Buyer agrees to purchase from the Company, the Shares. As of Closing, the Shares shall constitute not less than 87.5% of the issued and outstanding shares of the Company's Common Stock on a post-Reverse Split basis. The sale and purchase of Shares contemplated hereunder shall be referred to herein as the "TRANSACTION" or the "STOCK ISSUANCE".

         1.2 CLOSING.

         Unless this Agreement shall have been terminated pursuant to Article IX hereof, the closing of the Transaction (the "CLOSING") shall take place at the offices of the Buyer at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

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         1.3 PURCHASE PRICE.

         The aggregate purchase price for the Shares shall be Four Hundred Twenty Five Thousand Dollars ($425,000) ("SHARE PURCHASE PRICE"). At Closing, the Share Purchase Price shall be paid to the Company. Except as set forth in
Section 1.6 hereof, the Company and Buyer agree that the Share Purchase Price will be transferred to the ASAP Subsidiary, subject to the terms and conditions of this Agreement and the Transfer Agreement.

         1.4 ISSUANCE OF CERTIFICATES  REPRESENTING THE SHARES.

         At Closing, the Company shall direct the Company's transfer agent, U.S. Stock Transfer Corporation ("TRANSFER AGENT") to issue to Buyer certificates representing the Shares with the restrictive legend under the Securities Act of 1933, as amended ("Securities Act").

         1.5 TAKING OF NECESSARY ACTION;  FURTHER ACTION.

         If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Shares, the Company will take all such lawful and necessary action.

         1.6 ESCROW.

         Notwithstanding any provision of this Agreement to the contrary, the Closing of the Transaction contemplated hereunder shall be completed in escrow, with Patricia Cudd, Esq., acting as escrow agent (the "ESCROW Agent"), and any funds delivered in escrow shall be held and disposed of by the Escrow Agent in accordance with the terms and provisions of a certain escrow agreement by and between the Company, ASAP Subsidiary, Buyer and Escrow Agent, in substantially the form attached hereto as EXHIBIT B (the "ESCROW AGREEMENT"). In furtherance of the foregoing, the following shall apply:

            (a) In lieu of delivering the Share Purchase Price to the Company as provided for in Section 1.3, Buyer shall, at or prior to Closing, deliver or cause to be delivered to Escrow Agent for deposit into escrow pursuant to the Escrow Agreement, the amount of $425,000 representing the Share Purchase Price.

            (b) At such time as all of the conditions precedent to Closing under
Article VII hereof have been satisfied by the respective parties, and no party shall be in breach any term, warranty, representation, covenant or agreement applicable to them, and each party shall have made all deliveries required by each of them under this Agreement, the Company and Buyer shall provide written notice to Escrow Agent directing that the escrow be disposed of in accordance with the Escrow Agreement and the terms of this Agreement; provided, however, that the Escrow Agent shall retain $50,000 of the Share Purchase Price in escrow to satisfy any indemnification obligations of Yuan under this Agreement and any indemnification obligations of the ASAP Subsidiary and Yuan under the Indemnity Agreement ("Indemnity Escrow"). On the date six months (6) months following the Closing Date, to the extent that the Indemnity Escrow has not been and is not the subject of an indemnification claim under this Agreement and the Indemnity Agreement, the Indemnity Escrow shall be released to the ASAP Subsidiary together with accrued interest thereon, if any.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company hereby represents and warrants to, and covenants with, Buyer, as follows:

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         2.1 ORGANIZATION AND QUALIFICATION.

            (a) Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted by Company. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Company to be conducted. The Company is duly qualified to conduct its business in each state listed on SCHEDULE 2.1 hereof. Except as set forth in SCHEDULE 2.1 hereof, the Company has timely filed each annual corporate or information report ("ANNUAL REPORT") required to be filed by it in each state in which it is required to be qualified to do business as a foreign corporation. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "CHARTER DOCUMENTS") of Company, as amended and currently in effect, and each Annual Report filed by the Company have been heretofore delivered to Buyer. Company is not in violation of any of the provisions of the Company's Charter Documents.

            (b) The minute books of Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("CORPORATE RECORDS"), since the time of Company's organization. Copies of such Corporate Records of Company have been heretofore delivered to Buyer.

            (c) The Company has heretofore delivered to Buyer a true, complete and accurate record of the registered ownership of the Company's capital stock maintained by the Transfer Agent as of a recent date acceptable to Buyer and a record of the beneficial ownership of the Company's capital stock as of a recent date acceptable to Buyer ("STOCK RECORDS").

          2.2 SUBSIDIARIES. Set forth in SCHEDULE 2.2 hereto is a true and complete list of all Subsidiaries stating, with respect to each Subsidiary, its jurisdiction of incorporation or organization, date of incorporation or organization, capitalization and equity ownership. Each Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary is duly qualified to conduct its business in each state listed on SCHEDULE 2.2 hereof. Except as set forth in SCHEDULE 2.2 hereof, each Subsidiary has timely filed each Annual Report required to be filed by it in each state in which it is required to be qualified to do business as a foreign corporation. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of any Person or of any laws, and are owned beneficially and of record

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by Company as specified on SCHEDULE  2.2,  free and clear of all liens,  claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("LIENS"). Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, and each Annual Report filed by a Subsidiary have been heretofore delivered to Buyer. No Subsidiary is in violation of any of the provisions of its Charter Documents.

            Except as described in SCHEDULE 2.2 hereto, neither Company nor any Subsidiary owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person (other than Subsidiaries) or has any agreement or commitment to purchase any such interest, and Company and its Subsidiaries have not agreed and are not obligated to make nor are bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which any of them may be obligated to make any future investment in or capital contribution to any other entity.

            For purposes of this Agreement, (i) the term "SUBSIDIARY" shall mean any Person in which the Company or any Subsidiary directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, and (ii) the term "PERSON" shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.

          2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its Board of Directors and by the Stockholders as required), and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by the Buyer, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         2.4 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company's Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Stockholders of Company, conflict with or violate any Legal Requirements to

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which the Company is bound,  or (iii)  result in any breach of or  constitute  a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to any Contracts except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or
other  law,  statute,   constitution,   principle  of  common  law,  resolution,
ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.4(b)), and all requirements set forth in applicable Contracts (as defined in Section 2.16).

            (b) The execution and delivery of this Agreement by the Company do not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business.

         2.5 CAPITALIZATION.

            (a) The authorized capital stock of Company consists of 40,000,000 shares of common stock, no par value ("COMMON STOCK") and 10,000,000 shares of preferred stock, no par value ("PREFERRED STOCK"). At the close of business on the business day prior to the date hereof, (i) 7,472,673 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Preferred Stock were issued and outstanding;
(iii) 2,120,465 shares of Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Common Stock granted to certain employees of Company or other parties ("STOCK OPTIONS"), which Stock Options shall be cancellation in connection with the Company's payment of the Stock Bonus or assumed by the consent of the holder thereof pursuant to the Transfer Agreement; (iv) 30,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Common Stock ("WARRANTS") held by C.K. Cooper and Co. ("Cooper"), which Warrants shall be transferred to ASAP Subsidiary under the Transfer Agreement with the consent of Cooper; and (v) no shares of Common Stock were reserved for issuance upon the conversion of the Preferred Stock or any outstanding convertible notes, debentures or securities ("CONVERTIBLE SECURITIES"). All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The Shares to be issued with respect to the Transaction shall, when issued, be duly authorized, validly issued, fully paid and nonassessable. Except as described in SCHEDULE 2.5 hereto, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Stock Option as a

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result of the Transaction.  All outstanding shares of Common Stock and Preferred
Stock and all outstanding Stock Options, Warrants and Convertible Securities have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and
(ii) all requirements set forth in any applicable contracts.

            (b) Except as set forth in SCHEDULE 2.5 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Company or any Subsidiary, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in SCHEDULE 2.5 hereof or as set forth in
Section 2.5(a) hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any Subsidiary is a party or by which it is bound obligating Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any Subsidiary or obligating Company or any Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in SCHEDULE
2.5 hereof, there are no lock up agreements or other agreements affecting the transfer of any equity security of any class of Company or any Subsidiary.

            (c) Except as contemplated by this Agreement and except as set forth in SCHEDULE 2.5 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan, or other agreement or understanding to which Company or any Subsidiary is a party or by which Company or any Subsidiary is bound with respect to any equity security of any class of Company or any Subsidiary.

     2.6 COMPLIANCE. Company has complied with, is not in violation of, any laws, rules or regulations of any Governmental Entity including, without limitation, any and all applicable securities laws, environmental laws, and laws regarding hazardous substances and wastes, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Company or its Subsidiaries. No Company or Subsidiary is in default or violation of any term, condition or provision of any applicable Charter Documents.


         2.7 FINANCIAL STATEMENTS; FILINGS.

            (a) Company has made available to Buyer each report and statement filed by Company and each Subsidiary with any Governmental Entity (the "COMPANY REPORTS"), which are all the forms, reports and documents required to be filed by Company with any Governmental Entity, and such Company Reports are true, correct and complete. As of their respective dates, the Company Reports (i) were prepared in accordance and complied in all material respects with the requirements of the applicable Governmental Entity, and the rules and regulations of such Governmental Entities applicable to such Company Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or


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omit to state a material  fact  required to be stated  therein or  necessary  in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Company makes no representation or warranty whatsoever concerning the Company Reports as of any time other than the time they were filed.

            (b) Company has provided to Buyer a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of Company and each Subsidiary for the prior three fiscal years ended, complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with the generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), audited by a certifying accountant registered with the Public Company Accounting Oversight Board ("PCAOB"), and each fairly presents in all material respects the financial position of Company and Subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

            (c) Company has provided to Buyer a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Company and each Subsidiary for the most recent interim period ended, complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company and Subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Company.

            (d) Company has previously furnished to Buyer a complete and correct copy of any amendments or modifications, which have not yet been filed with the applicable Governmental Entities but which are required to be filed with respect to Company or any Subsidiary, to agreements, documents or other instruments which previously had been filed by Company or any Subsidiary with the applicable Governmental Entities pursuant to applicable rules and regulations. The books of account and other financial records of Company and each Subsidiary have been maintained in accordance with good business practice.

            (e) Company is in full compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act. The shares of the Company's Common Stock have been duly and properly registered under Section 12(g) of the Exchange Act, and the Company is in full compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

         2.8 NO UNDISCLOSED LIABILITIES.

         Except as set forth in SCHEDULE 2.8 hereto, Company and each Subsidiary have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP.

         2.9  ABSENCE  OF  CERTAIN  CHANGES  OR  EVENTS.

         Except as set forth in SCHEDULE 2.9 hereto, since September 30, 2004, there has not been: (i) any Material Adverse Effect on Company or any Subsidiary, (ii) any declaration, setting aside or payment of any dividend on,

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or other distribution (whether in cash, stock or property) in respect of, any of
Company's or any Subsidiary's capital stock, or any purchase, redemption or other acquisition of any of Company's or any Subsidiary's capital stock or any other securities of Company or any Subsidiary or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Company's capital stock, (iv) any granting by Company or Subsidiary of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, (v) any material change by Company or any Subsidiary in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of Company or any Subsidiary, (vii) any issuance of capital stock of Company or any of its Subsidiaries, or (vii) any revaluation by Company or any Subsidiary of any of their respective assets, other than in the ordinary course of business.

     2.10 LITIGATION. Except as disclosed in SCHEDULE 2.10 hereto, there are no claims, suits, actions or, to the best knowledge of Company, proceedings pending or threatened against Company or any Subsidiary, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

         2.11 EMPLOYEE BENEFIT PLANS.

            (a) Set forth on SCHEDULE 2.11 hereto are all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company or any Subsidiary, with respect to which Company or any Subsidiary has liability (collectively, the "PLANS"), and each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of Company and it Subsidiaries. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company, is threatened, against or with respect to any such Plan. The transactions contemplated under the Transfer Agreement shall not result in any liability under any Plans.

            (b) Except as disclosed on SCHEDULE 2.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor the transactions contemplated under the Transfer Agreement will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, employee or consultant of Company or any Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         2.12 LABOR MATTERS.

         The Company and its Subsidiary are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or a Subsidiary.

         2.13 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or a Subsidiary or to which Company or a Subsidiary is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or a Subsidiary, any acquisition of property by Company or a Subsidiary or the conduct of business by Company or a Subsidiary.

         2.14 TAXES.

            (a) DEFINITION OF TAXES.

            For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) TAX  RETURNS AND  AUDITS.

            Except as set forth in SCHEDULE 2.14 hereto:

               (i) Company and each Subsidiary has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("RETURNS") required to be filed by Company or a Subsidiary with any Tax authority prior to the date hereof, except such Returns which are not material to Company or a Subsidiary. All such Returns are true, correct and complete in all material respects. Company and each Subsidiary have paid all Taxes shown to be due on such Returns.

               (ii) All Taxes that Company or a Subsidiary is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

               (iii) Company and each Subsidiary have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any Subsidiary, nor has Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of Company or any Subsidiary by any Tax authority is presently in progress, nor has Company or any Subsidiary been notified of any request for such an audit or other examination.

               (v) No adjustment relating to any Returns filed by Company or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Company or any Subsidiary or any representative thereof.

               (vi) Company and its Subsidiaries have no liability for any material unpaid Taxes which have not been accrued for or reserved on Company's or Subsidiary's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Company or a Subsidiary, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Company or its Subsidiaries in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company or its Subsidiaries.

         2.15 BROKERS; THIRD PARTY EXPENSES. Except as set forth on SCHEDULE 2.15, Company and Yuan have not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

         2.16  AGREEMENTS,  CONTRACTS  AND  COMMITMENTS.  Except as set forth in
SCHEDULE 2.16, the Company and its Subsidiaries are not a party to any contracts, agreements, leases, mortgages, indentures, note, bond, guaranty, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral ("CONTRACTS"). True, correct and complete copies of each Contract (or written summaries in the case of oral Contracts) have been heretofore delivered to Buyer.

         2.17 INTERESTED PARTY TRANSACTIONS. Except as set forth in the SCHEDULE
2.17 hereto or the Company Reports, no employee, officer, director or 5% or more stockholder of Company or a member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Company or an Subsidiary, and (iii) for other employee benefits made generally available to all employees, and all related party transactions between such persons and the Company have been fully and properly disclosed in the Company Reports.

         2.18 OVER-THE-COUNTER BULLETIN BOARD QUOTATION. The Company's common stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Company's knowledge, threatened against the Company by NASDAQ or the National Association of Securities Dealers ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Buyer Common Stock on the OTC BB. There is no action pending or threatened, to Company's knowledge, by any market maker in the Company's common stock to discontinue their market making activities with respect thereto.

         2.19 BOARD APPROVAL. The board of directors of Company or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Transaction and approved, subject to the approval of Stockholders (as required), this Agreement and the transactions contemplated hereby, the Reverse Split, Re-incorporation, Transfer Agreement and the transactions contemplated thereunder, and the Distribution, (ii) determined that the Transaction, the Reverse Split, Re-incorporation, Transfer Agreement, and the Distribution are in the best interests of the Stockholders and are on terms that are fair to such Stockholders, and (iii) to the extent applicable, recommended that the Stockholders approve and adopt this Agreement and approve the Transaction, the Reverse Split, Re-incorporation, Transfer Agreement and the transactions contemplated thereunder, and the Distribution.

         2.20 INVESTMENT COMPANY ACT. Company is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is Company otherwise subject to regulation thereunder. Company is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

         2.21 OFFICERS AND DIRECTORS. During the past five year period, to Company's knowledge, no current or former officer or director of Company has been the subject of:

               (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

               (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

               (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

                              (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                              (ii) Engaging in any type of business practice; or

                              (iii) Engaging in any activity in connection  with
               the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

               (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

               (e) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

               (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

         2.22 REPRESENTATIONS AND WARRANTIES COMPLETE. The representations and warranties of Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to, and covenants with, the Company, as follows:

         3.1 ORGANIZATION.

         Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Buyer to be conducted.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT.

         Buyer has full power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Buyer's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of Buyer (including the approval by its Board of Managers), and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.
                                       13

         3.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer, shall not: (i) conflict with or violate Buyer's certificate of organization or operating agreement, or (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Board of Managers, conflict with or violate any laws or regulations.

               (b) The execution and delivery of this Agreement by Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Exchange Act and the rules and regulations thereunder.

         3.4 BROKERS. Except for Robert Papiri, Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.5 APPROVAL. The Board of Managers of Buyer has, as of the date of this Agreement, unanimously declared the advisability of the Transaction and approved this Agreement and the transactions contemplated hereby.

         3.6 ACQUISITION OF SHARES FOR INVESTMENT. Buyer is an "accredited investor," as such term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder, Buyer is purchasing the Shares for Buyer's own account, for investment purposes, in Buyer's name and solely for Buyer's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other Person. Buyer understands and agrees that the Shares being acquired pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws and may not be sold, pledged, assigned, hypothecated or otherwise transferred ("TRANSFER"), except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which shall to be established to the satisfaction of the Company at or prior to the time of Transfer.

         3.7 REPRESENTATIONS AND WARRANTIES COMPLETE. The representations and warranties of Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   Article IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS BY COMPANY.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the

Closing, the Company, except to the extent that the other party shall otherwise consent in writing, shall carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not to do any of the following:

               (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

               (c) Except for the Reverse Split, Stock Bonus and the Distribution, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (d)   Purchase,   redeem  or  otherwise   acquire,   directly  or
indirectly, any shares of capital stock of Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (e)  Issue,  deliver,   sell,  authorize,   pledge  or  otherwise
encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

               (f) Except for the Re-incorporation and the Reverse Split, amend its Charter Documents;

               (g) Except for the Transfer Agreement, acquire or dispose or agree to acquire or dispose by merging or consolidating with, or by purchasing or disposing of any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or dispose or agree to acquire or dispose any assets which are material, individually or in the aggregate, to the business of Company, or enter into any joint ventures, strategic partnerships or alliances or other arrangement;

               (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

               (i) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

               (j) Except as disclosed in SCHEDULE 4.1(J) hereto, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other\ than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms;

               (k) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

               (l) Except as set forth in SCHEDULE 4.1(L) hereto, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $1,000 in any 12 month period;

               (m) Except for the ASAP Subsidiary, form, establish or acquire any Subsidiary;

               (n) Permit the any person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

               (o) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (n) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 ABSENCE OF LIABILITIES AND CONTRACTS. At or prior to Closing, the Company shall cause the ASAP Subsidiary to assume, and to pay, perform or discharge any debts, liabilities or obligations of the Company of any kind or nature, whether actual, contingent or accrued, known or unknown, including, but not limited to, obligations relating to workers' compensation, unemployment compensation reserve accounts, employee compensation, federal, state and local employment taxes (including any trust fund obligations for employment and income tax withholding from employees), pension, profit sharing, vacation, insurance, deferred compensation or other qualified or nonqualified benefit programs (including any group health insurance plan), liabilities for violations of environmental regulations, current or deferred taxes of any kind including those arising from the transactions contemplated under this Agreement, trade accounts payable, accrued expenses, claims and liabilities relating to advertising and marketing by the Company, liabilities for negligent performance or nonperformance of contracts and leases to which the Company is a party, liabilities under any and all Plans (including any obligations for COBRA health care continuation), liabilities for any severance pay, liabilities for any Taxes, any obligations under any Stock Options, Warrants, or Convertible Securities, obligations under the Option Plans, liabilities for noncompliance by the Company of any laws, regulations, decrees or governmental orders (including the violation of any bulk sales laws as a result of the closing of the transactions contemplated hereunder), liabilities for warranty claims or negligent performance or nonperformance arising out of services rendered or products sold by the Company, liabilities for refunds, rebates and allowances, and product liability, personal injury, property damage, financial loss or warranty claims arising out of services rendered or products sold by the Company. Furthermore, without limiting the foregoing, the Company shall cause the ASAP Subsidiary to assume, and to pay, perform or discharge any debts, liabilities or obligations of the Company arising out of or relating to services rendered or products sold by the Company including, without limitation, product or service returns or refunds of any kind.

         At Closing, the Company shall pay, or cause the ASAP Subsidiary to pay, from the proceeds of the Share Purchase Price any and all financial liabilities and obligations of the Company or ASAP Subsidiary whether or not such obligations are due at the time of Closing (including, without limitation, all invoices received from vendors and suppliers and any costs incurred by the Company or the ASAP Subsidiary in connection with the transactions contemplated hereunder) ("CLOSING PAYMENTS").

         The Company shall enter into a Transfer Agreement with the ASAP Subsidiary within ten (10) days following the date hereof, which Transfer
Agreement shall be acceptable to Buyer. The Transfer Agreement shall be consistent with the provisions set forth in this Section 5.1 and shall contain appropriate indemnification provisions. The Transfer Agreement shall further provide that all assets of the Company shall be transferred to the ASAP Subsidiary (including the proceeds from the Share Purchase Price) subject to the Closing Payments required under this Section 5.1.

         The Company shall also take and any and all actions required to effect the Distribution prior to or at Closing. The Transfer Agreement shall further provide that: (i) the ASAP Subsidiary shall be responsible for the payment of any and all taxes of any kind arsing out or with respect to the Distribution,
(ii) the ASAP Subsidiary  shall be responsible for the  registration of the ASAP

Subsidiary's shares included the Distribution under the Securities Act or the Exchange Act, as required, prior to the time of the Distribution ("Registration"), and (iii) the ASAP Subsidiary shall be responsible for any and all costs associated with the Registration, including attorneys' and accountants' fees, which costs shall be paid at or prior to Closing.

         5.2 COMPANY REPORTS; INCOME TAX RETURNS; S-8 PLAN. Prior to Closing, the Company shall be responsible for filing the Form 10Q or 10K for the most recent period ended if such Form 10Q or 10K is due on or before the Closing Date or becomes due within 45 days following the Closing Date. Following the Closing, Yuan agrees to cooperate with the Company, and provide any documentation reasonably requested by the Company or its advisors, to allow the Company to continue to file its Company Reports (or any amendments thereto) in a timely manner, and to comply with the reporting requirements of the Exchange Act. At or prior to Closing, the Company shall complete and file any and all U.S., state and local income and franchise tax returns for the year ended June 30, 2004 and all state annual reports and information statements (the "2004 RETURNS"), with copies of the filed 2004 Returns being delivered to Buyer at or prior to Closing. The Company shall further terminate, at or prior to Closing, the Option Plans and any S-8 plans maintained by the Company.

         5.3 RESIGNATIONS AND APPOINTMENTS OF COMPANY'S OFFICERS AND DIRECTORS. At or prior to Closing, the Company shall deliver to Buyer resignations, in a form and substance acceptable to Buyer, providing for the resignation of all of the officers of the Company and all of the directors of the Company effective as of the Closing (the "RESIGNATIONS"). At or prior to Closing, the Company shall deliver to Buyer duly adopted resolutions, in a form and substance acceptable to Buyer, providing for: (i) the appointment of Kevin R. Keating to serve as the President, Treasurer and Secretary of the Company, and (ii) the appointment of Kevin R. Keating as the sole director of the Company, each effective as of the Closing (the "RESOLUTIONS").

         5.4 UNDERTAKING BY COMPANY ACCOUNTANTS. At or prior to Closing, the Company shall obtain, and deliver to Buyer, an undertaking from the Company's accountants, Corbin & Company ("ACCOUNTANT"), in a form and substance satisfactory to Buyer, providing that: (i) the Accountants agree to an engagement with Company to serve as its certified public accountants following the Closing for purposes of the Company's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q and 10-K, at the rates and charges similar to those currently being charged by Accountant, (ii) the Accountants are duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), and (iii) the Accountants shall provide their consent to the use of their audited financial statements and accompanying report in any regulatory filing by the Company prior to or following the Closing ("UNDERTAKING").

         5.5 OTHER ACTIONS.

         (a) At least five (5) days prior to Closing, the Company shall prepare the Form 8-K announcing the Closing, together with the Company's pro forma financial statements giving effect to the transactions contemplated hereunder (including the Transfer Agreement), prepared by the Company and its Accountant, and such other information that may be required to be disclosed with respect to the Transaction in any report or form to be filed with the SEC ("TRANSACTION FORM 8-K"), which shall be in a form acceptable to Company and in a format acceptable for EDGAR filing. At the Closing, the Company shall file the Transaction Form 8-K with the SEC.

         (b) At least twenty (20) days prior to Closing, the Company shall take any and all action: (i) to effect the Re-incorporation of the Company in the State of Nevada, and (ii) to amend the Company's articles of incorporation to effect the Reverse Split, with special treatment to certain stockholders of the Company to preserve round lot stockholders and without reducing the number of authorized shares of Common Stock, with such actions being contingent upon and effective as of the Closing of the Transaction.

         (c) Prior to Closing, in connection with the Re-incorporation and the Reverse Split, the Company shall have also effected the change to the Company's CUSIP number, made any required filings with, and received the approval from, the NASD Market Regulation, and (iii) completed all matters to properly effect the Reverse Split with the Company's Transfer Agent and with the DTC to properly effect the Reverse Split at the beneficial owner level (collectively, the "Corporate Matters").

         (d) The Company shall prepare the proxy statement required under the Rule 14a of the Exchange Act ("PROXY STATEMENT"), in a form acceptable to Buyer, which shall include, without limitation, all information regarding the Company's change in control and the various transactions contemplated hereunder. The Company shall file the Proxy Statement with the SEC and mail the same to each of the Company's stockholders at least twenty (20) days prior to the Closing. Prior the Closing, the Proxy Statement shall have become final without further comment from the SEC, and the Company shall have held the annual meeting of stockholders to vote on the matters contained in the Proxy Statement.

         (e) The Company shall be responsible for all costs associated with the transactions contemplated hereunder including, without limitation, the Transaction 8-K, the Re-incorporation, the Reverse Split, the Stock Bonus, the Proxy Statement, the Distribution, and the Corporate Matters. All of such costs shall be paid by the Company at or prior to Closing.

           Company and Buyer  shall  further  cooperate  with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Company and Buyer shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of Company and Buyer shall act reasonably and as promptly as practicable.

         In connection with the preparation of the Transaction Form 8-K, and the Proxy Statement, and for such other reasonable purposes, Company and Buyer each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of the Company to be elected effective as of the Closing pursuant to Section 5.3 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of Company and Buyer to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         5.6 CONFIDENTIALITY; ACCESS TO INFORMATION.

            (a) Each party agrees to maintain and hold in strict confidence any material, non-public information provided by any other party in connection with transactions contemplated hereunder.

            (b)  Company   shall  afford   Buyer  and  its  financial  advisors,
accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including financial condition, properties, results of operations and personnel of Company and its Subsidiaries, as Buyer may reasonably request. No information or knowledge obtained by Buyer in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

         5.7 NO SOLICITATION. Other than with respect to the Transaction, the Company, Yuan and Buyer agree that they shall not, and shall direct and use their reasonable best efforts to cause their agents and other representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer relating to a "going public" or reverse merger transaction, the sale, issuance or transfer of any shares of the Company's Common Stock whether by sale, merger, share exchange or otherwise, or any recapitalization of the Company.

         5.8 PUBLIC DISCLOSURE. Buyer and Company will consult with each other and agree in writing before issuing any press release or otherwise making any public statement with respect to the Transaction or this Agreement and will not issue any such press release or make any such public statement prior to such consultation. Upon the execution of this Agreement, the Company will file a Current Report on Form 8-K announcing the execution of this Agreement, which Form 8-K shall be acceptable to Buyer.

         5.9 BUSINESS RECORDS. At Closing, Company shall deliver to Buyer all records and documents relating to the Company, wherever located, including, without limitation, books, records, supplier and customer lists and files, government filings, the Returns, consent decrees, orders, and correspondence, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company, but specifically excluding all records related to the sales and operations of the business transferred to ASAP Subsidiary under the Transfer Agreement ("BUSINESS RECORDS").

         5.10 OWNERSHIP RECORDS; TRANSFER AGENT UNDERTAKING. At Closing, the Company shall deliver to Buyer; (i) a full and complete listing of all stockholders of the Company, dated within three (3) business days prior to Closing, from the Transfer Agent showing the name, address and stock ownership of each stockholder, and (ii) a full and complete list of all holders of Company Preferred Stock, Company Stock Options, Company Warrants and Convertible Securities, dated within three (3) business days prior to Closing, showing the name, address and ownership of each holder and, as applicable, the exercise or conversion price and expiration date (collectively, the "OWNERSHIP RECORDS"). At or prior to Closing, the Company shall obtain, and deliver to Buyer, an undertaking from the Transfer Agent, in a form and substance satisfactory to Buyer, stating the amount of any and all fees and charges owed to Transfer Agent by Company for services rendered prior to Closing ("TRANSFER AGENT UNDERTAKING").


                                   Article VI

                          CONDITIONS TO THE TRANSACTION

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE  TRANSACTION.

         The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) NO ORDER.

            No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or Buyer has material operations relating to the transactions contemplated hereby will have expired or terminated.

            (b) PROXY STATEMENT; APPROVAL BY COMPANY STOCKHOLDERS. At least twenty (20) days prior to Closing, the Company shall have filed the Proxy

Statement with the SEC and shall have mailed the same to each of the stockholders of Company, and the Company shall have otherwise compiled with all of the provisions under Rule 14a under the Exchange Act. The Proxy Statement shall have become final without further comment from the SEC, and the Company shall have held the annual meeting of stockholders to vote on the matters contained in the Proxy Statement, and all such matters presented to the stockholders have been duly approved by the majority of the shares of the Company' Common Stock issued and outstanding.

            (c) RE-INCORPORATION; REVERSE SPLIT; CORPORATE MATTERS; STOCK BONUS; DISTRIBUTION. The Re-incorporation, Reverse Split, the Corporate Matters, the Stock Bonus and the Distribution shall have been duly authorized and approved by the Company's directors and stockholders and have been fully executed, implemented and completed. Company shall have delivered to Buyer certificates of incorporation, certificates of amendment, certificates of merger, certificates of good status, tax clearance certificates and such other documents evidencing the actions set forth in this Section 6.1(c).

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) REPRESENTATIONS AND WARRANTIES.

            Each representation and warranty of Buyer contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. Company shall have received a certificate with respect to the foregoing signed on behalf of Buyer by an authorized manager of Buyer ("BUYER CLOSING CERTIFICATE").

         (b) AGREEMENTS AND COVENANTS. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Buyer) does not, or will not, constitute a Material Adverse Effect with respect to Buyer taken as a whole, and the Company shall have received Buyer Closing Certificate to such effect.

            (c) OTHER DELIVERIES. At or prior to Closing, Buyer shall have delivered: (i) the Share Purchase Price to Escrow Agent, (ii) copies of resolutions and actions taken Buyer's board of managers in connection with the approval of this Agreement and the transactions contemplated hereunder, and
(iii) such other documents or certificates as shall reasonably be required by Company and its counsel in order to consummate the transactions contemplated hereunder.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

         (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Buyer shall have received a certificate with respect to the foregoing signed on behalf of the Company with respect to the warranties and representations made by Company under this Agreement ("CLOSING CERTIFICATE")

         (b) AGREEMENTS AND COVENANTS. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Company at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on Company, and Buyer shall have received the Closing Certificate to such effect.

         (c) ABSENCE OF LIABILITIES; RELEASE AGREEMENT; CLOSING PAYMENTS; REGISTRATION. The Company and ASAP Subsidiary have executed and delivered to Buyer the Transfer Agreement and shall have satisfied the requirements of
Section 5.1 hereof. The Company, ASAP Subsidiary and Yuan have executed and delivered to Buyer the Indemnity Agreement. The Closing Payments required under
Section 5.1 hereof shall have been paid in full. The ASAP Subsidiary shall have completed the Registrations to the satisfaction of Buyer.

         (d) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement.

         (f) UNDERTAKING BY ACCOUNTANT. Company shall have delivered to Buyer the Undertaking by Accountant, in a form satisfactory to Buyer.

         (g) STOCK RECORDS; OWNERSHIP RECORDS; TRANSFER AGENT UNDERTAKING. Company shall have delivered to Buyer the Stock Records, Ownership Records and Transfer Agent Undertaking (including all electronic files related thereto), in a form satisfactory to Buyer.

         (h) RESIGNATIONS AND RESOLUTIONS. The Company shall have delivered to Buyer the Resignations and Resolutions, in a form satisfactory to Buyer.

         (i) SEC COMPLIANCE; OTC BB QUOTATION; COMPANY REPORTS; 2004 TAX RETURNS. Immediately prior to Closing, Company shall be in compliance with, and current in, the reporting and filing requirements under the Exchange Act and shall be quoted on the OTC BB. The Company shall have complied with the requirements of Section 5.2 hereof.

         (j) DUE DILIGENCE. Buyer shall have completed its due diligence investigation and review of the Company, and the results of such investigation and review are satisfactory to the Buyer in its sole discretion.

         (k) OTHER  DELIVERIES.  At Closing,  Company  shall have  delivered  to
Buyer: (i) the duly executed direction letter to the Transfer Agent as contemplated by Section 1.4 hereof, (ii) the Company's Charter Documents, (iv) Company's Corporate Records and Business Records (including all electronic files and programs related thereto), (v) the Transaction Form 8-K, all in a form acceptable to Buyer, and (vi) such other documents or certificates as shall reasonably be required by Buyer and its counsel in order to consummate the transactions contemplated hereunder.

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION


         7.1 SURVIVAL. All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any Exhibit or Schedule hereto or thereto or any certificate delivered at the Closing, shall survive (and not be affected by) the Closing, but all claims made by virtue of such representations, warranties, agreements and covenants shall be made under, and subject to the limitations set forth in this Article VII.

         7.2 INDEMNIFICATION BY YUAN. Yuan hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Company and Buyer (from and after the Closing), and Buyer's directors, officers, shareholders, managers, members, employees and agents (collectively, the "BUYER INDEMNIFIED PARTIES") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Buyer Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty by Company under this Agreement, or any statement, agreement or covenant made by Company or Yuan in or pursuant to this Agreement, including the Indemnity Agreement, or (2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Buyer Indemnified Party by or on behalf of any person who, at any time prior to the Closing, had or purports to have had any interest in the Company's Common Stock, or by any Person in connection with the Stock Bonus, and (ii) any cost or expense
(including reasonable attorneys' fees and court costs) incurred by the Buyer Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Buyer Indemnified
Parties in enforcing their rights pursuant to this Section 7.2). No demand or claim for indemnification under this Section 7.2 may be made after 11:59 p.m., Denver time, on the date one (1) year following the Closing Date.

                                  Article VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION.

         This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written agreement of Buyer and Company;

            (b) by either Buyer or Company if the Proxy Statement shall not have been approved by the SEC by December 30, 2004 or the Transaction shall not have been consummated by January 15, 2004 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

         (c) by either Buyer or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable.

         8.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this Section 8.2, Section 8.3 and
Article IX (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

         8.3 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction are consummated. Without limiting the foregoing sentence, the Company shall be responsible for all costs associated with the Transaction 8-K, the
Re-incorporation, the Reverse Split, the Stock Bonus, the Proxy Statement, the Distribution, and the Corporate Matters.

         8.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Buyer and the Company.

         8.5 EXTENSION; WAIVER. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a) if to Buyer, to:

            Keating Reverse Merger Fund, LLC
            Attn:  Timothy J. Keating, Manager
            5251 DTC Parkway, Suite 1090
            Denver, Colorado 80111
            (720) 889-0135 fax

            (b) if to Company or Yuan, to:

            Cyber Merchant Exchange, Inc.
            Attn: Frank S. Yuan, Chairman and CEO
            4349 Baldwin Ave. Unit A
            El Monte, CA 91731
            (626) 636-2536 fax

            with a copy to:

            The Otto Law Group
            Attn:  James Vandeberg
            900 Fourth Avenue, Suite 3140
            Seattle, WA  98164
            206-262-9513 fax

        9.2 INTERPRETATION.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions or (c) changes affecting the industry generally in which Company or Buyer operates).

            (c) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

         9.3 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.

         This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Escrow Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

         9.5 SEVERABILITY.

         In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 OTHER REMEDIES; SPECIFIC PERFORMANCE.

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 9.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.10 ARBITRATION. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                      KEATING REVERSE MERGER FUND, LLC



                                      By:
                                         ---------------------------------------
                                            Name:   Timothy J. Keating
                                            Title:  Manager


                                      CYBER MERCHANTS EXCHANGE, INC.



                                      By:
                                         ---------------------------------------
                                            Name:   Frank S. Yuan
                                            Title:  Chairman and CEO


                                      ------------------------------------------
                                      Frank S. Yuan, Individually

INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT A - INDEMNITY AGREEMENT

EXHIBIT B - ESCROW AGREEMENT

SCHEDULES

COMPANY DISCLOSURE SCHEDULES

EXHIBIT A

                               INDEMNITY AGREEMENT

         This Indemnity Agreement (the "Agreement") is entered into and dated effective as of November __, 2004 (the "Effective Date") by and among Keating Reverse Merger Fund, LLC, a Delaware limited liability company (the "Buyer"), Cyber Merchants Exchange, Inc., a California corporation (the "Company"), Frank
S. Yuan, an adult resident of the State of California ("Yuan"), and ASAP Show, Inc., a Nevada corporation ("ASAP").

                                    RECITALS

         A. Company and Yuan desire to settle any and all obligations and claims with respect to any debt and/or obligations of the Company owed to Yuan including, without limitation, any obligations of the Company with respect to Yuan's employment by the Company or his membership on the Company's board of directors ("Yuan Obligations").

         B. Pursuant to a certain securities purchase agreement ("Purchase Agreement") dated November 19, 2004 by and among the Company, Yuan and Buyer, ASAP shall pursuant to a certain asset and liability transfer agreement ("Transfer Agreement") assume, and pay, perform or discharge any debts, liabilities or obligations of the Company of any kind or nature, whether actual, contingent or accrued, known or unknown ("Company Liabilities").

         C. Company does not have any available funds to pay the Debt or the Company Liabilities.

         D. Pursuant to the Purchase Agreement, Buyer has agreed to purchase common stock of the Company for $425,000 ("Purchase Price"), which Purchase Price will be used to satisfy in part the Company Liabilities.

         E. The execution and delivery of this Agreement is one condition of, and an inducement to, the Buyer to enter into the Purchase Agreement and close the transaction contemplated under the Purchase Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

         1. WAIVER AND RELEASE OF YUAN OBLIGATIONS. Yuan for himself and on behalf of all his spouse and family members hereby waives, and forever releases and discharges the Company from, any and all liabilities or obligations with respect to the Yuan Obligations including, without limitation, any interest, charges, penalties or other charges arising under or related to the Yuan Obligations.

         2. ASSUMPTION OF OTHER LIABILITIES BY YUAN AND ASAP. Upon the closing of the Purchase Agreement, as part of its settlement with Company, and at no additional cost to Company, Yuan and ASAP agree to pay, assume, satisfy or otherwise discharge the Company Liabilities. Yuan and ASAP, jointly and severally, agree to indemnify and hold Company and Buyer harmless from and against any and all claims, expenses, losses, damages, actions or liabilities (including reasonable attorneys' fees) incurred by Company or Buyer ("DAMAGES") relating to or arising out: (i) the Company Liabilities, or (ii) any other liabilities, obligations or debts of Company arising out of or related to the period prior to the closing of the Purchase Agreement or arising out of any of the transactions contemplated under the Purchase Agreement (collectively, the "IDENTIFIABLE CLAIMS").

         The parties hereto hereby acknowledge and agree that the Indemnity Escrow established under the Purchase Agreement shall also be available to satisfy any indemnification claims that Company or Buyer may assert against Yuan or ASAP pursuant to this Agreement.

         If at any time Company or Buyer determines to assert a right to indemnification under this Section 2, Company or Buyer shall give to ASAP and Yuan written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of Company or Buyer to give notice of any matter to ASAP or Yuan shall not relieve ASAP or Yuan of any liability which ASAP or Yuan may have to Company or Buyer. Within 10 days after receipt of the notice referred to above, ASAP or Yuan shall (i) acknowledge in writing its responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to Company or Buyer to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to Company or Buyer of its intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. If such dispute is not resolved within 10 days, such dispute shall be submitted to arbitration as provided under
Section 7(i) hereof. ASAP and Yuan shall have the authority and right to satisfy such Indemnifiable Claims, without notice or cost to Company or Buyer, and Company and Buyer shall reasonably cooperate with ASAP and Yuan as necessary to dispute and defend against any indemnification claim as determined by ASAP and Yuan, at ASAP's and Yuan's expense, and Company and Buyer shall supply any necessary confirmation or available documentation as related to the defense of any indemnification claim involving a third party. In the event ASAP and Yuan fail to pay an indemnification claim for which ASAP and Yuan accept responsibility or for which ASAP and Yuan are determined to be responsible, the Indemnity

Escrow shall be used to pay such claim, and the Escrow Agent (as defined in the Purchase Agreement) shall disburse such monies from the Indemnity Escrow to satisfy said claims in accordance with this Section 2 and the Escrow Agreement. On one hundred eightieth (180th) day following the closing of the Purchase Agreement, any remaining monies in the Indemnity Escrow shall be promptly disbursed by Escrow Agent, provided, however, no monies shall be disbursed unless and until all indemnification claims for which notice had previously been provided in accordance with this Section 2 are resolved.

         3. RELEASE OF ALL CLAIMS. Upon the closing of the Purchase Agreement, and the execution and delivery of this Agreement, Yuan and ASAP, for themselves and each of their respective successors and assigns, hereby forever release Company and Buyer, and each of their respective successors and assigns, and their respective past and present officers and directors, employees, shareholders, members, consultants, attorneys, accountants, other professional, insurers, agents and all other related entities, including, but not limited to, assigns, predecessors, successors, controlling corporations, subsidiaries or other affiliates (jointly, the "RELATED PARTIES") from any and all claims, demands, and causes of action of every kind and nature, including, without limitation, those relating to or arising out of the Yuan Obligations, and any federal, state or local laws, and common law; provided, however, that nothing contained herein shall be construed to limit in anyway the rights of either party, and their successors and assigns, to enforce the terms of this Agreement, the Transfer Agreement and the Purchase Agreement. Yuan and ASAP irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against the Company or Buyer and their Related Parties based upon any released claim.

         4. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to ASAP and Yuan that: (i) on the date of this Agreement, Company has all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Company to enter into or perform this Agreement; and (iv) this Agreement is enforceable in accordance with their terms, subject to the laws of insolvency and general principles of equity.

         5. REPRESENTATIONS AND WARRANTIES OF ASAP AND YUAN. ASAP and Yuan represent to Company and Buyer that: (i) on the date of this Agreement, ASAP and Yuan have all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known against ASAP and Yuan, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for ASAP and Yuan to enter into or perform this Agreement; and (iv) this Agreement is enforceable against ASAP and Yuan in accordance with its terms, subject to the laws of insolvency and general principles of equity.

         6. DELIVERY AND COOPERATION. If either party requires any further documentation, the other party will promptly respond to any reasonable requests for additional documentation.

         7. MISCELLANEOUS.

            (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

            (b) SURVIVAL OF COVENANTS AND REPRESENTATIONS. All agreements, covenants, representations and warranties made by the parties herein shall survive the delivery of this Agreement, and the closing of the Purchase Agreement and the transactions thereunder.

            (c) SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared as the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

            (d) GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law principles.

            (e) CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

            (f) CONFLICT. In the event of any conflict between this Agreement and the Purchase Agreement, the terms of this Agreement shall prevail and control.

            (g) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter contained herein, and supersedes all prior agreements or understanding of the parties. No provision of this Agreement may be waived or amended except in a writing signed by both parties. A waiver or amendment of any term or provision of this Agreement shall not be construed as a waiver or amendment of any other term or provision.

            (h) COUNTERPARTS. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

            (i) ARBITRATION. All disputes, controversies or claims ("DISPUTES") arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in Denver, Colorado in accordance with the international rules of the American Arbitration Association. The arbitrators may award attorneys' fees and other related arbitration expenses, as well as pre- and post-judgment interest on any award of damages, to the prevailing party, in their sole discretion. The parties agree that a panel of three arbitrators shall be required, all of whom shall be fluent in the English language, and that the arbitration proceeding shall be conducted entirely in the English language. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                    KEATING REVERSE MERGER FUND, LLC

                                    By:
                                       -----------------------------------------
                                          Timothy J. Keating, Manager


                                    CYBER MERCHANTS EXCHANGE, INC.

                                    By:
                                       -----------------------------------------
                                          Frank S. Yuan, Chairman and CEO


                                    --------------------------------------------
                                    Frank S. Yuan, Individually


                                    ASAP SHOW, INC.


                                    By:
                                       -----------------------------------------
                                          Frank S. Yuan, Chairman and CEO

EXHIBIT B

                                ESCROW AGREEMENT

         ESCROW AGREEMENT, dated this ____ day of November, 2004 (this "Agreement"), by and among Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("Buyer"), Cyber Merchants Exchange, Inc., a California corporation (the "Company"), Frank S. Yuan, an adult resident of the State of California ("Yuan"), and Patricia Cudd, Esq. ("Cudd"), attorney at law, solely in her capacity as escrow agent and not in any other capacity. Cudd is referred to herein in her capacity as escrow agent as the "Escrow Agent" and this Agreement and the Purchase Agreement (hereinafter defined) are sometimes together referred to herein as the "Agreements."

                                   WITNESSETH

                  WHEREAS, in accordance with the terms and conditions of that certain securities purchase agreement, dated November 19, 2004 (the "Purchase Agreement"), by and among Buyer, Company and Yuan, the parties hereto enter into this Agreement (unless otherwise indicated, each capitalized term used herein shall have the meaning ascribed to such term in the Purchase Agreement);

                  WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, (i) at or prior to the Closing, Buyer shall deliver or cause to be delivered to the Escrow Agent for deposit into an escrow account to be established pursuant to the terms of this Agreement (the "Escrow"), the Share Purchase Price, (ii) the Escrow Agent shall retain in Escrow following the Closing the Indemnity Escrow in accordance with the terms of the Purchase Agreement and this Agreement.

                  WHEREAS, the parties to this Agreement desire to set forth the manner in which the Escrow is to be held and the terms and conditions by which such Escrow shall be distributed and the Escrow shall terminate;

                  NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements set forth herein, the legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. APPOINTMENT OF ESCROW AGENT . Buyer, Company and Yuan hereby irrevocably designate and appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent by its execution and delivery of this Agreement hereby accepts such appointment under the terms and conditions set forth herein.

         2. ESTABLISHMENT OF ESCROW FUND AND ESCROW ACCOUNT.

         2.1 INITIAL DEPOSIT AND ESCROW ACCOUNT. This Agreement contemplates that Buyer deliver to the Escrow Agent cash in immediately available funds in an aggregate amount equal to the Share Purchase, on or before the Closing, all as shall be specified in the Purchase Agreement

(the "Deposit"). The Escrow Agent agrees to hold and administer the Deposit in her COLTAF trust account (the "ESCROW FUND"); the interest on which account is paid to support legal services for indigents in Colorado under guidelines adopted by the Colorado Supreme Court.

         2.2 PURPOSE OF ESCROW FUND. The Escrow Fund shall be available solely for the purposes set forth in the Agreements and the Interested Parties hereby agree to modify and amend this Agreement, as appropriate, contemporaneously with the execution and delivery of the Purchase Agreement so that the specific provisions for the handling of the Deposit shall be consistent under the terms and conditions of both Agreements.

         2.3 CLOSING DOCUMENTS. If desired by the parties, the Escrow Agent will accept delivery of, and will hold until the Closing, any and all documents to be delivered at the Closing by any of the Interested Parties pursuant to the Purchase Agreement ("Closing Documents").

         3. RELEASE OF ESCROW FUND. The Escrow Agent will disburse and pay over the Deposit and the Closing Documents as follows:

         3.1 HANDLING OF DEPOSIT AND CLOSING DOCUMENTS. On the date of the Closing, contemporaneously with the consummation of the Transaction, the Escrow Agent will disburse the Deposit received pursuant to Section 2.1 hereof to the Company, subject to the Indemnity Escrow, as appropriate, only in accordance with written instructions executed by Company, Yuan and Buyer and received by the Escrow Agent at least two (2) Business Days (as defined in Section 3.4 below) prior to the Closing and will deliver the Closing Documents (if any) delivered to her pursuant to Section 2.3 hereof to the Company and Buyer, as appropriate, only in accordance with written directions executed by Company, Yuan and Buyer and received by the Escrow Agent at least two (2) Business Days prior to the Closing. The Indemnity Escrow shall be held by Escrow Agent in accordance with the provisions of the Purchase Agreement and shall be disbursed only in accordance with written instructions executed by Company, Yuan and Buyer and received by the Escrow Agent at least two (2) Business Days (as defined in Section 4.4 below) prior to the disbursement date.

         3.2 COMPANY DEMAND FOR PAYMENT. At any time, Company may deliver to the Escrow Agent and Buyer and Yuan a written notice ("Company Escrow Fund Demand") that states that the Company is entitled to the Deposit held in the Escrow Fund and requests that the Escrow Agent disburse the Deposit held in the Escrow Fund to Company. Each Company Escrow Fund Demand will be accompanied by evidence that a copy thereof has been delivered to Buyer and Yuan. The Escrow Agent shall deliver a copy of the Company Escrow Fund Demand to Buyer and Yuan promptly.

         3.3 BUYER DEMAND FOR PAYMENT. At any time, Buyer may deliver to the Escrow Agent and Company and Yuan a written notice ("Buyer Escrow Fund Demand") that states that Buyer is entitled to the Deposit held in the Escrow Fund hereof and requests that the Escrow Agent disburse the Deposit held in the Escrow Fund to Buyer. Each Buyer Escrow Fund Demand will be accompanied by evidence that a copy thereof has been delivered to Company and Yuan. The Escrow Agent shall deliver a copy of the Buyer Escrow Demand to Company and Yuan promptly.

         3.4 DISPUTE NOTICE. After receiving a copy of a Company Escrow Fund Demand or a Buyer Escrow Fund Demand (in either case, an "Escrow Fund Demand"), Buyer (in the case of a Company Escrow Fund Demand) or Company (in the case of a Buyer Escrow Fund Demand) (in either case, "Challenger") may challenge the propriety under this Agreement and the Purchase Agreement of the requested disbursement of the Deposit or Closing Documents, as the case may be, held in the Escrow Fund by delivering to the Escrow Agent and Company (in the case of a Company Escrow Fund Demand) or Buyer (in the case of a Buyer Escrow Fund Demand) (in either case, "Requestor") a written notice setting forth the grounds for such challenge ("ESCROW Fund Dispute Notice"). If the Escrow Agent receives an Escrow Fund Dispute Notice in response to any Escrow Fund Demand, then the Escrow Agent will not make the requested disbursement unless and until (i) the Escrow Agent has received written instructions in respect of such disbursement from the Requestor and the Challenger, acting jointly, or (ii) Requestor or Challenger delivers to Escrow Agent a copy of an order of a court of competent jurisdiction providing for the disbursement of the Deposit or Closing Documents, as the case may be, held in the Escrow Fund ("COURT ORDER"), together with an opinion, satisfactory in form, scope and substance to the Escrow Agent, of counsel satisfactory to the Escrow Agent, stating that, in the unqualified opinion of such counsel, such order is not subject to appeal, or that the appeal period with respect to such order has elapsed and no appeal has been taken, together with evidence reasonably satisfactory to the Escrow Agent that a copy of the Court Order has been delivered to the other of them, in which case the Escrow Agent shall disburse the Deposit or Closing Documents, as the case may be, held in the Escrow Fund in accordance with the Court Order on the tenth
(10th) Business Day following the Escrow Agent's receipt of the Court Order. For purposes of this Agreement, the term "BUSINESS DAY" shall mean any day other than a day on which banks in the State of Colorado are closed.

         3.5 DISBURSEMENT WITHOUT DISPUTE. On the tenth (10th) Business Day after she receives an Escrow Fund Demand, the Escrow Agent will make the requested disbursement of the Deposit or Closing Documents, as the case may be, held in the Escrow Fund to the Requestor, in accordance with the Escrow Fund Demand, unless, prior to the tenth (10th) Business Day, the Escrow Agent has received an Escrow Fund Dispute Notice (in which event, Section 3.4 will govern the resolution of such dispute and any related disposition of the Deposit or Closing Documents, as the case may be, held in the Escrow Fund).

         3.6 ESCROW AGENT COMPENSATION. The Escrow Agent shall be entitled to receive compensation for her services as Escrow Agent hereunder in accordance with the Fee Schedule attached hereto. Buyer and Company shall each pay fifty percent (50%) of such compensation at the Closing. If all compensation due the Escrow Agent as provided in the Fee Schedule, including the annual fee, reimbursement for out-of-pocket expenses and fees for extraordinary services, has not been paid prior to Closing, the Escrow Agent shall withhold the amount due her from any amounts on deposit in the Escrow Account and the Buyer or the Company, as appropriate, shall reimburse the other such that all compensation paid to the Escrow Agent is shared equally between them.

         3.7 NO LIABILITY. In taking any action hereunder, the Escrow Agent shall in no event be liable for any act performed or omitted to be performed by her hereunder in the absence of gross negligence, willful misconduct or bad faith in breach of the terms of this Agreement; and she shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or take any other action likely to involve her unless she is first indemnified to her satisfaction by the party or parties that desire her to take such action. In case any claim or litigation is brought against the Escrow Agent in respect of which indemnity may be sought hereunder, Escrow Agent shall give prompt notice of that claim or litigation to the parties and the parties, upon receipt of that notice, shall have the obligation and the right to assume the defense of such claim or litigation; provided that failure of Escrow Agent to give the notice shall not relieve the parties from any of their obligations to indemnify Escrow Agent unless that failure prejudices the defense of any of such litigation by said parties. Escrow Agent may employ separate counsel and participate in the defense.

         3.8 ACCEPTANCE OF APPOINTMENT. The Escrow Agent hereby accepts her appointment and agrees to act as Escrow Agent under the terms and conditions of this Agreement.

         3.9 RESIGNATION. The Escrow Agent (or any successor) may at any time during the term hereof resign her position hereunder by giving 30 days' prior written notice of her intention to resign to Buyer and Company. Such resignation shall be effective upon the appointment of a successor escrow agent reasonably acceptable to Buyer and Company who shall have agreed to serve in accordance with the terms hereof. The Escrow Agent may be removed by the joint action of Buyer and Company, with or without cause, at any time upon 30 days' prior written notice to the Escrow Agent, which notice may be waived by Escrow Agent. Notwithstanding any resignation or removal of the Escrow Agent pursuant to this
Section 3.9, Escrow Agent shall continue to serve in her capacity as escrow agent until (i) a successor escrow agent is appointed and has accepted such appointment and (ii) the Escrow Fund has been transferred to and received by such successor escrow agent. Buyer and Company shall promptly take the necessary action to appoint a successor escrow agent in accordance with Section 3.10 below.

         3.10 APPOINTMENT OF SUCCESSOR ESCROW AGENT. If at any time the Escrow Agent shall resign, be removed or otherwise become incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a successor escrow agent that is mutually acceptable to Buyer and Company shall be appointed by the Interested Parties by a written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of the Escrow Agent or within 30 days after the time the Escrow Agent becomes incapable of acting or a vacancy occurs in the office of escrow agent, any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent. Upon the appointment and acceptance of any successor escrow agent hereunder, the Escrow Agent shall transfer the Escrow Fund to her successor. Upon receipt by the successor escrow agent of the Escrow Fund, the Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve the Escrow Agent from any liability incurred prior to such event, and the successor escrow agent shall be vested with all rights, powers, duties and obligations of the Escrow Agent under this Agreement.

         3.11 LIABILITY.

                  (a) Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for the Purchase Agreement, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby,

         (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on her part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder that might in her judgment involve or cause her to incur any expense or liability unless she shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to her hereunder and believed by her to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (v) may consult counsel satisfactory to her, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by her hereunder in good faith and in accordance with the written opinion or advice of such counsel.

                  (b) In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

                  (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent with the consent of Buyer and Company, than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence or willful misconduct.

                  (d) The Escrow Agent may act in reliance upon any instructions signed on signature believed by her to be genuine, and may assume that any person who gives any written instructions, notice or receipt, or makes any statements in connection with the provisions hereof, has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

         3.12 FEES AND EXPENSES.

                  (a) Each of the Interested Parties agrees, jointly and severally, to pay or reimburse the Escrow Agent for her reasonable attorney's fees and expenses incurred in connection with the preparation of this Agreement. Escrow Agent hereby agrees to waive such reimbursement upon receipt of the annual fee set forth in the Fee Schedule attached hereto.

                  (b) Each of the Interested Parties agrees, jointly and severally, to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of her duties hereunder that are in excess of her compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and reasonable expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

                  (c)  Each of the  Interested  Parties  covenants  and  agrees, jointly and severally, to indemnify the Escrow Agent (and each of her employees and agents) and hold her (and such employees and agents) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of her duties hereunder, including, but not limited to, attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

                  (d) The Buyer, on the one hand, and the Company, on the other hand, agree in relation to any payment made to the Escrow Agent pursuant to this Section 4.12 that, to the extent any amount is paid, if for any reason one of the Interested Parties should pay an amount greater than fifty percent (50%) of the amount due to the Escrow Agent hereunder, the other Interested Party shall, within five (5) Business Days of notification of such discrepancy, contribute to the other Interested Party such an amount as results in the Interested Parties sharing equally the payment of any amount paid to the Escrow Agent pursuant to this Section 3.12.

         4. NOTICES; WIRING INSTRUCTIONS.

         4.1 NOTICES.

                  (a) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be delivered personally or sent by facsimile transmission or overnight package delivery service. Any such notice will be deemed given when so delivered if delivered during business hours on a business day or, if not, on the next succeeding business day. All such notices shall be addressed as follows:

                  IF TO COMPANY OR YUAN:

                  Cyber Merchant Exchange, Inc.
                  Attn: Frank S. Yuan, Chairman and CEO
                  4349 Baldwin Ave. Unit A
                  El Monte, CA 91731
                  (626) 636-2536 fax

                  with a copy to:

                  The Otto Law Group
                  Attn:  James Vandeberg
                  900 Fourth Avenue, Suite 3140
                  Seattle, WA  98164
                  206-262-9513 fax

                  IF TO BUYER:

                  Keating Reverse Merger Fund, LLC
                  Attn:  Timothy J. Keating, Manager
                  5251 DTC Parkway, Suite 1090
                  Greenwood Village, Colorado 80111
                  Facsimile No.:  (720) 889-0135

                  IF TO THE ESCROW AGENT:

                  Patricia Cudd, Esq.
                  18826 Pageantry Place
                  Monument, Colorado 80132
                  Facsimile No.:  (719) 488-4394

                  (b) WIRING INSTRUCTIONS. Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such other method of payment and pursuant to such instructions as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with
         Section 5.1(a) above).

                           (i) IF TO BUYER:

                                    Bank:   Fleet Bank

                                    ABA: 021-200-339
                                    A/C Name: Keating Reverse Merger Fund, LLC
                                    A/C No.: 9429341239

                           (ii)     IF TO THE ESCROW AGENT:

                                    Bank:  KeyBank, N.A.
                                    3300 East First Avenue
                                    Denver, Colorado 80206 ABA: 3070-7026-7
                                    Credit: Patricia Cudd, Attorney At Law
                                    COLTAF Trust Account
                                    Account:  825959843


                           (iii)    IF TO COMPANY:

                                    Bank:
                                    ABA:
                                    A/C Name:
                                    A/C:
                                    A/C Address:
                                    Contact:

         5. BINDING EFFECT; THIRD PARTIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns. This Agreement is not intended to confer any rights or remedies hereunder on any other person other than the parties hereto.

         6. AMENDMENTS. This Agreement may be amended, modified or supplemented at any time or from time to time in a writing executed by Company, Buyer, Yuan and the Escrow Agent. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         7. GOVERNING LAW; JURISDICTION; VENUE. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles. In any action or proceeding between or among any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Colorado and the jurisdiction of the United States District Court for the State of Colorado, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any Colorado state or federal court sitting in the State of Colorado. It is the intention of the parties hereto that the situs of the Escrow Account is and shall be administered in the state in which the principal office of the Escrow Agent from time to time acting hereunder is located.

         8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         9. INTEGRATION. This Agreement and the Purchase Agreement, if and when executed and delivered by the parties thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings with respect thereto.

         10. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held to be invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held to be invalid or unenforceable.

         11. HEADINGS; CONSTRUCTION. The descriptive headings used throughout 1this Agreement are for convenience only and do not constitute a part of this Agreement.

         12. TIME IS OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                                      * * *

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              CYBER MERCHANTS EXCHANGE, INC.,
                              As Company
                              Tax ID#: 95-4597370

                              By:
                                 -----------------------------------------------
                                 Name:   Frank S. Yuan
                                 Title:  Chairman and CEO


                              --------------------------------------------------
                              Frank S. Yuan, Individually


                              KEATING REVERSE MERGER FUND, LLC, as Buyer
                              Tax ID #: 02-0665412

                              By:
                                 -----------------------------------------------
                                 Name: Timothy J. Keating
                                  Its: Manager


                              PATRICIA CUDD, ESQ., as Escrow Agent

                              By:
                                 -----------------------------------------------
                                 Name: Patricia Cudd

                                  FEE SCHEDULE

The annual fee of $1,500.00 for administering this Agreement is payable in advance at the time the Initial Deposit is delivered to the Escrow Agent, and, if applicable, will be invoiced each year thereafter to the appropriate party(ies) on the anniversary date of this Agreement. The first annual fee shall be deemed earned in full upon receipt by the Escrow Agent, and no portion thereof shall be refundable for any reason, including, without limitation, termination of this Agreement.

Out of pocket expenses, such as, but not limited to, postage, courier, overnight
mail,  insurance,   money  wire  transfer,   long  distance  telephone  charges,
facsimile, travel, legal or accounting, etc., will be billed at cost.

The above fees do not include extraordinary services that will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion thereof shall be refundable for any reason, including without limitation, termination of the Agreement.

It is acknowledged that the schedule of fees described is acceptable for the services mutually agreed upon.

                          COMPANY DISCLOSURE SCHEDULES

                                  SCHEDULE 2.1

                         ORGANIZATION AND QUALIFICATION
                         ------------------------------

World Wide Magic Net, Inc. was incorporated in July, 1996 under the laws of the State of California. An amendment to the Articles of Incorporation was filed on October 7, 1998 and the Company name was amended to Cyber Merchants Exchange, Inc.

The Company is incorporated in California and only file taxes in California.

                                  SCHEDULE 2.2

                                  SUBSIDIARIES
                                  ------------

None. The Agreement contemplates the formation of ASAP Show, Inc., a Nevada corporation, as a wholly owned subsidiary of the Company.

                                  SCHEDULE 2.5

                                 CAPITALIZATION
                                 --------------

None

                                  SCHEDULE 2.8

                           NO UNDISCLOSED LIABILITIES
                           --------------------------

None

                                  SCHEDULE 2.9

                      ABSENCE OF CERTAIN CHANGES OR EVENTS
                      ------------------------------------

None

                                  SCHEDULE 2.10

                                   LITIGATION
                                   ----------

None

                                  SCHEDULE 2.11

                             EMPLOYEE BENEFIT PLANS
                             ----------------------

o MEDICAL INSURANCE: All eligible full-time and permanent part-time employees and their dependents are eligible to participate in the Company's health insurance plan. The Company pays the premium for eligible employees.
     Dependent coverage is available as the sole cost and expense of the eligible employee. The Company will pay the premium for continuation of group benefits during the first 30 days of any unauthorized leave. Thereafter, the employee must reimburse the Company for such premium costs if the employee wishes to remain covered under the group plans.

o MAUREEN STORCH AGREEMENT: The Company currently has a consultant agreement with Ms. Storch to serve as Director of Global Operations as an independent contractor for the ASAP Show at the annual rate of $72,000, payable in semi-monthly installments. In addition, Ms. Storch is being paid a bonus of $1,500 per month, as detailed in the agreement.

                                  SCHEDULE 2.14

                                      TAXES
                                      -----

None

                                  SCHEDULE 2.15

                          BROKERS; THIRD PARTY EXPENSES
                          -----------------------------

None

                                  SCHEDULE 2.16

                      AGREEMENTS, CONTRACTS AND COMMITMENTS
                      -------------------------------------

o LEASE AGREEMENT: The Company leases its corporate headquarters located at 4349 Baldwin Avenue, Suite A, El Monte, California 91731. The lease commenced on March 15, 2003, and expires on March 31, 2006. The Company currently leases approximately 9,800 square feet at an average monthly rent of approximately $5,880.

o THE VENETIAN RESORT HOTEL & CASINO: The Company has entered into an agreement with the Venetian to rent their ballroom for the Feb. 2005 and the August 2005 ASAP Shows at a rate of $55,000 per show.

o THE CIT GROUP AND BANK SINOPAC AGREEMENT - In October 2000, the Company and CIT Commercial Services entered into a Factoring Agreement. Under the agreement, the Company sells and assigns to CIT certain accounts receivable, as defined, arising from transaction sales.

                                  SCHEDULE 2.17

                          INTERESTED PARTY TRANSACTIONS
                          -----------------------------

o The Company has a revolving line-of-credit (the "Line") from Frank Yuan, the Company's Chief Executive Officer and a significant Company shareholder, which expires on September 1, 2005 and provides for borrowings up to a maximum of $500,000, as amended. The Line bears an interest rate of 8.0% per annum.